FORBEARANCE AND SETTLEMENT AGREEMENT

THIS FORBEARANCE AND SETTLEMENT AGREEMENT (the "Forbearance Agreement") is entered into as of the 26th day of March, 2012, between Fusion Telecommunications International, Inc., a Delaware corporation, with offices located at 420 Lexington Avenue, Suite 1718, New York, NY 10170 (the "Borrower") and TD Bank, N.A. as successor by merger to Commerce Bank, N.A., a National Banking Association authorized to do business in the State of New York with offices located at 15 Monument Square, Leominster, Massachusetts 01453 (the "Lender").

WITNESSETH:

WHEREAS, on or about January 20, 2006, the Lender issued to Borrower a certain Irrevocable Standby Letter of Credit No. "136192060527" in the amount of $428,390.55 (the "Letter of Credit") in favor of SLG Graybar LLC (the "Beneficiary"); and

WHEREAS, in consideration of the Lender's issuance of the Letter of Credit, on or about January 20, 2006, the Lender and the Borrower entered into and executed a certain Letter of Credit Agreement, Note, Reimbursement Agreement and Security Agreement (the "Loan Agreement" and together, with any and all documents executed in connection with the Loan Agreement, the "Loan Documents") whereby the Borrower agreed that in the event any payment(s) is made by the Lender to the Beneficiary under the Letter of Credit, that said payment(s) shall constitute a loan by Lender to Borrower to be repaid by Borrower to Lender pursuant to the Loan Agreement; and

WHEREAS, as a result of the Letter of Credit being called by the Beneficiary, pursuant to the terms and conditions of the Loan Documents, the Borrower became automatically obligated to the Lender in the sum of $188,966.59, representing the unpaid balance due thereunder, plus interest at the Wall Street Journal's Prime Rate of Interest plus 1%, the agreed rate specified in the Loan Agreement; and

WHEREAS, pursuant to terms of the Loan Documents, by letter dated November 18, 2011 (the "Demand Letter"), the Lender, by its counsel, demanded that Borrower remit to the Lender the sum of $188,966.59, representing the unpaid balance due thereunder plus interest at the Wall Street Journal's Prime Rate of Interest plus 1%; and

WHEREAS, the Borrower defaulted under the Loan Documents by failing to remit the sum of $188,966.59 to the Lender upon demand (the "Default"); and

WHEREAS, as a result of the Default and the Borrower's failure to cure the Default, all outstanding sums due by the Borrower to Lender under the Loan Documents became immediately due and payable in the principal sum of $188,966.59, plus accrued interest from October 27, 2011 at the default rate specified in Paragraph Numbered "15" of the Loan Agreement, which is calculated at the Wall Street Journal's Prime Rate of Interest (3.25% as of November 21, 2011) plus 4%, or the rate of 7.25% (the "Default Interest Rate"), late fees, costs, disbursements and attorney fees; and

WHEREAS, the Borrower has requested Lender's forbearance in exercising its rights and remedies under the Loan Documents; and,

WHEREAS, Lender is agreeable to forbear from enforcing its rights under the Loan Documents and compromise and settle: (a) in full the Outstanding Amounts (as defined in Paragraph Numbered "3(a)" below) in the principal amount of <u>$188,966.59</u> together with accrued interest in the sum of <u>$1,488.24</u> thereon to and including December 19, 2011; <u>plus</u> (i) the sum of Two Thousand Five Hundred ($2,500.00) Dollars representing a forbearance fee; (ii) the sum of Six Thousand Five Hundred ($6,500.00) Dollars representing the Lender's partial attorney fees; and, (iii) additional accrued interest subsequent to December 19, 2011 at the agreed rate of five and one quarter percent (5.25%) per annum, additional late fees, costs and disbursements and additional attorneys' fees; and, (b) any and all claims among the parties, but is expressly unwilling to: (i) reinstate the Loan Documents; (ii) waive the Default; and is only willing to effectuate such forbearance, compromise and settlement in conjunction with and under the terms and conditions set forth in this Forbearance Agreement and the documents to be executed in connection herewith; and,

WHEREAS, this Forbearance Agreement is entered into for the purposes of: (a) forbearance; and, (b) compromise and settlement only; and,

WHEREAS, the parties hereto seek to memorialize the terms of their agreement by this writing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be mutually bound, it is herein agreed as follows:

1. **<u>Incorporation of Recitals</u>**. All of the above recitals are hereby incorporated by reference and made part of this Forbearance Agreement.

2. **<u>Definitions</u>**. Unless otherwise specifically defined herein, capitalized terms utilized herein shall have the meanings ascribed to them in the Loan Documents.

3. **<u>Acknowledgment by the Borrower</u>**. Borrower hereby acknowledges and represents that:

(a) As of the date hereof, the Borrower is indebted to Lender pursuant to the Loan Documents and Lender is secured in full under the Loan Documents in: (i) the principal amount of <u>$188,966.59</u> together with accrued interest at the agreed rate of five and one quarter percent (5.25%) per annum thereon through December 19, 2011 in the amount of <u>$1,488.24</u>, <u>plus</u>; (ii) the sum of Two Thousand Five Hundred and 00/100 ($2,500.00) Dollars representing a forbearance fee (the "Forbearance Fee"); <u>plus</u>, (iii) the sum of Six Thousand Five Hundred and 00/100 Dollars ($6,500.00) representing the Lender's partial attorney fees (the "Partial Attorneys' Fees"); <u>plus</u>, (iv) interest continuing to accrue at the agreed rate of five and one quarter percent (5.25%) per annum subsequent to December 19, 2011; <u>plus</u>, (v) the Lender's additional attorneys' fees, late fees and charges, and all other costs and disbursements to enforce the

Lender's rights under the Loan Documents, (collectively, Sub-Paragraphs "(i)" through "(v)" herein are defined as the "Outstanding Amounts").

(b) Such Outstanding Amounts are due to Lender without any defense, offset, counterclaim or claim of recoupment whatsoever;

(c) Borrower is in default under the Loan Documents and Lender has the right, subject to the provisions contained herein, at any time, to demand payment of the obligations therein in full;

(d) The Loan Documents are, and shall remain, in full force and effect and enforceable in accordance with its terms without any defense, offset or counterclaim with respect to same;

(e) Events of Default have occurred pursuant to the Loan Documents;

(f) By virtue of such Events of Default, Lender has the right to accelerate all sums due pursuant to the Loan Documents and has the right to enforce all rights and remedies, at law or in equity, available to Lender with respect to the Loan Documents, including, without limitation, all of its rights as a secured creditor of Borrower under the Loan Documents;

(g) By virtue of the occurrence of such Events of Default, interest on the obligations therein is accruing at the Default Interest Rate, however, the parties hereto agree to utilize an annual interest rate of five and one quarter percent (5.25%) per annum;

(h) Borrower acknowledges that it has voluntarily offered to execute this Forbearance Agreement and all documents to be executed in connection herewith and has delivered same of its own volition and upon the advice of counsel of its own selection and that this Forbearance Agreement and all documents executed in connection therewith are valid and binding and that they have no claim or defense with respect to same;

(i) Subject to Section 26 of this Forbearance Agreement, the execution and delivery of this Forbearance Agreement by the Borrower and the compliance with the terms hereof do not violate any provisions of the corporate documents of the Borrower and do not violate any provisions of any existing law, or regulation, writ or decree of any court or governmental instrumentality or any agreement or instrument to which the Borrower is a party or which is binding upon the Borrower or its assets and will not result in the creation or imposition of any lien, security interest, charge or encumbrance of any nature whatsoever. No consent of any other party and no consent, license, approval or authorization or registration or declaration with, any governmental bureau or agency is required in connection with the execution, delivery, performance, validity and enforceability of this Forbearance Agreement;

(j) Except as set forth on Schedule "A" of this Forbearance Agreement, there are no actions, suits, proceedings or investigations pending or threatened (nor any basis therefor) against the Borrower and which, if adversely determined, would in any case or in the aggregate, materially and adversely affect any of Borrower's properties, assets, financial condition or

business or materially impair any of Borrower's right to carry on business substantially as now conducted or proposed to be conducted;

(k) This Forbearance Agreement is intended to supplement but not supersede the Loan Documents and the rights and obligations of the parties under same and any other loan documents shall not in any way be vacated, modified or terminated except as herein provided. All terms and conditions contained in the Loan Documents are incorporated herein by reference;

~~(l) The Borrower agrees and acknowledges that Lender has a first priority security interest (as such term is defined in the Loan Agreement) and perfected liens and security interests in the defined collateral and has agreed to re-execute and/or provide any and all documents necessary and/or requested by Lender for the continued protection of its security interest in the collateral;~~

(m) Borrower hereby acknowledges and agrees that: (A) throughout its relationship with Lender in connection with the transactions described in the Loan Documents and the Letter of Credit, Lender and all of its officers, directors, shareholders, employees, attorneys, and agents have acted in good faith in complying with the terms of the Loan Documents and the Letter of Credit; (B) there does not exist as of the date hereof any defense, claim, claim of offset, cause of action or any other claim of liability (hereinafter referred to collectively as "Claims") in favor of any party against Lender or any of its officers, directors, shareholders, employees, agents, or attorneys; and, (c) in consideration of the agreement by Lender to enter into this Forbearance Agreement, the Borrower hereby waives, releases and discharges all Claims and causes of action, if any, of any kind whatsoever, whether at law or in equity, arising on or prior to the date hereof, which it may have against Lender, in connection with this Forbearance Agreement, the Loan Documents and/or the Letter of Credit. The Borrower also agrees that all its waivers, releases and agreements are made herein to induce Lender to temporarily forbear in the exercise or further exercise of its rights and remedies, at law or in equity, under the Loan Documents, and to compromise and settle the Outstanding Amounts and enter into this Forbearance Agreement;

(n) As of the date hereof, this Forbearance Agreement has been duly authorized executed and delivered by the Borrower;

(o) In the event of the filing of any voluntary or involuntary petition in bankruptcy by or against the Borrower: i) Borrower shall not assert or request any other party to assert that the automatic stay provided by section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit Lender from enforcing any rights and remedies it has by virtue of the Loan Documents or this Forbearance Agreement or at law or in equity, or any other rights Lender has, whether now or hereafter acquired, against Borrower or its successors or assigns; and, (ii) Borrower shall not seek any financing pursuant to section 364(d) of the Bankruptcy Code, which grants a lender any security interest senior to the interests of Lender;

(p) In the event of any voluntary or involuntary bankruptcy filing, Lender shall be entitled, and the Borrower irrevocably consents, to an order granting relief from all stays, including the automatic stay imposed by Section 362 of the Bankruptcy Code, so as to permit Lender to proceed with foreclosure upon the collateral and to exercise any and all rights and

remedies of Lender under the Loan Documents, or this Forbearance Agreement or at law or in equity;

(q) Borrower hereby represents and warrants that all financial statements, affidavits of financial condition and other financial information delivered or provided or to be delivered or provided by Borrower to Lender are, or will be, true, correct and accurate in all material respects;

(r) The Borrower hereby represents and warrants that all warranties and representations made to Lender as of the date hereof are true, correct and accurate;

(s) All bank accounts of the Borrower which exist at a financial institution other than Lender are set forth on Schedule "B" hereto.

4. **Confirmation of Liens and Security Interests**. The Borrower hereby confirms the security interests and liens granted by the Borrower to Lender under the Loan Agreement as security for the obligations to Lender.

5. **Terms of Forbearance**. Lender agrees to forbear, from the date hereof through and including **July 27, 2013** (the "Forbearance Period") from exercising all rights and remedies granted to Lender under the Loan Documents and this Forbearance Agreement or at law or in equity, upon the terms and conditions hereinafter set forth provided that Lender has no obligation to continue its forbearance in the event that Borrower fails to comply, at any time with any one or more of the requirements imposed upon it as set forth below:

(a) On or before March 9, 2012, the Borrower shall pay to the Lender the accrued interest on the outstanding principal sum of $188,966.59 for the period from October 27, 2011 to and including February 27, 2012 due by Borrower to Lender under the Loan Documents, pursuant to an invoice to be sent by Lender to Borrower; and,

(b) On or before March 27, 2012 through and including August 27, 2012, the Borrower shall pay the Lender, each and every consecutive month for each of the six (6) months within said period, the sum of Five Thousand and 00/100 Dollars ($5,000.00) in monthly principal payments plus monthly interest payments on the outstanding principal, pursuant to monthly invoices to be sent by Lender to Borrower; and,

(c) On or before September 27, 2012, the Borrower shall pay to the Lender the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) plus a monthly interest payment on the outstanding principal for the period from August 28, 2012 to and including September 27, 2012, pursuant to an invoice to be sent by Lender to Borrower; and,

(d) On or before October 27, 2012 through and including November 27, 2012, the Borrower shall pay the Lender, each and every consecutive month for each of the two (2) months within said period, monthly interest payments on the outstanding principal, pursuant to monthly invoices to be sent by Lender to Borrower; and,

(e) On or before December 27, 2012, the Borrower shall pay to the Lender the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) plus a monthly interest payment on the outstanding principal for the period from November 28, 2012 to and including December 27, 2012, pursuant to an invoice to be sent by Lender to Borrower; and,

(f) On or before January 27, 2013 through and including February 27, 2013, the Borrower shall pay the Lender, each and every consecutive month for each of the two (2) months within said period, monthly interest payments on the outstanding principal, pursuant to monthly invoices to be sent by Lender to Borrower; and,

(g) On or before March 27, 2013, the Borrower shall pay to the Lender the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) plus a monthly interest payment on the outstanding principal for the period from February 28, 2013 to and including March 27, 2012, pursuant to an invoice to be sent by Lender to Borrower; and,

(h) On or before April 27, 2013 through and including May 27, 2013, the Borrower shall pay the Lender, each and every consecutive month for each of the two (2) months within said period, monthly interest payments on the outstanding principal, pursuant to monthly invoices to be sent by Lender to Borrower; and,

(i) On or before June 27, 2013, the Borrower shall pay to the Lender the sum of Eight Thousand Nine Hundred Sixty Six and 59/100 Dollars ($8,966.59) plus a monthly interest payment on the outstanding principal for the period from May 28, 2013 to and including June 27, 2013, pursuant to an invoice to be sent by Lender to Borrower; and,

(j) On or before July 27, 2013, the Borrower shall pay to the Lender all additional sums due and owing under this Forbearance Agreement and Outstanding Amounts as defined above including, but not limited to, any and all outstanding principal, outstanding accrued interest, outstanding late fees, the Forbearance Fee, the Partial Attorneys' Fees, costs and disbursements and any additional and accrued attorney fees; and,

(k) Each payment shall be made by Borrower to Lender pursuant to the payment instructions contained in the monthly invoices referred to in Sub-Paragraphs "5(a)" through "5(j)", subject to collection, on or before the payment due date or via such other method as Lender notifies Borrower in writing. Each payment shall be applied in the Lender's sole discretion. In the event that the Borrower does not receive a monthly invoice(s) on or before the monthly due date(s) set forth above, it is the Borrower's sole responsibility to immediately notify the Lender in writing that it has not received said invoice(s), and request that Lender inform Borrower of the amounts due thereunder. In this event, Borrower agrees to immediately remit said payment(s) to Lender upon notification(s) from the Lender of the monthly invoice(s) amounts due thereunder.

6. **Representations, Warranties and Covenants by Borrower.**

(A) Borrower hereby represents and warrants that:

(i) The Borrower's request for forbearance, compromise and settlement is based upon the intention of the Borrower to fully comply with the terms and conditions of this Forbearance Agreement and that the Borrower has the present capacity to so comply;

(ii) In the event that the Borrower does not fully and strictly comply with the terms hereof or an Event of Default occurs hereunder, Lender shall be entitled to exercise all rights and remedies available to it under law and in equity without further notice except as may be otherwise specifically provided for herein and without any requirement to post a bond or any other security, it being expressly understood that Lender's obligation to forbear, compromise and settle hereunder shall terminate;

~~(iii) The Borrower shall not sell or further encumber the collateral, except as may be provided herein, without Lender's prior written consent, which may be withheld in its sole discretion;~~

~~(iv) Borrower hereby warrants that all debt due from the Borrower to any investor or other lender shall be subordinated to the obligations due to Lender and no payments will be made to any investor or lender without the express prior written consent of the Lender;~~

(v) Borrower shall not incur additional debt without the Lender's prior written consent, except for the sole purpose of making payments hereunder, except for: (i) debt incurred in Borrower's ordinary course of business, consistent with past practices and (ii) the debt needed by the Borrower to finance its acquisition of a certain business as set forth in its 8-K/A Statement filed with the Securities and Exchange Commission on or about February 6, 2012;

~~(vi) Borrower shall not allow additional security interests, liens or encumbrances of any kind to be placed on any collateral of Lender;~~

~~(vii) The Borrower shall not guaranty the indebtedness of any third party, without the written consent of Lender which may be withheld by Lender in its sole discretion;~~

(viii) Borrower shall not grant any confession of judgment to any third party except that Borrower has in the past and may in the future provide its landlord with a confession of judgment in connection with its lease obligations;

~~(ix) The shareholders of the Borrower have approved the terms of this Forbearance Agreement and have authorized the CEO to execute this Forbearance Agreement and related documents on behalf of the Borrower.~~

(B) Borrower hereby represents and warrants that until all payments due herein are aid in full:

(i) Borrower shall continue to operate its business in the ordinary course and shall not effect any fraudulent or out of the ordinary course transfers. Borrower shall not enter into agreements or transactions with any third party that are not arms-length transactions at reasonable, customary and competitive pricing for such agreements or transactions based on similar agreements or transactions in the same geographical area;

(ii) Borrower shall not repay any loans made after the date of this Forbearance Agreement to any insiders unless Borrower remits a payment(s) to Lender of the lesser of: (1) an amount(s) equal to each and every repayment amount(s) made by Borrower to any and all such insider(s) or (2) an amount(s) equal to the same percentage that the Borrower's debt is to the Lender that each and every such insider's payment(s) is to the Borrower's debt to such insider(s), and Borrower hereby acknowledges and re-affirms the continuing validity of the Loan Documents.

~~(iii) Other than as may be required under the Loan Documents or this Forbearance Agreement, Borrower shall not cause or allow to be executed any security interest, pledge or other lien against any or all of Borrower's assets;~~

~~(iv) Without the prior written consent of Lender, which consent may be granted or withheld in Lender's sole discretion, Borrower shall not borrow or incur any additional indebtedness, except for debt incurred in Borrower's ordinary course of business, consistent with past practices;~~

(v) Borrower shall maintain its books and records in its usual and customary manner and provide Lender access to such books and records, as provided in the Loan Documents.

7. **Confession of Judgment**.

(i) Borrower acknowledges that pursuant to the provisions of this Forbearance Agreement, it has executed the Confession of Judgment (the "Confession") annexed hereto as Schedule "C" and that same is in the possession of Lender's Counsel subject to the terms of Paragraph Numbered "7(ii)" herein below.

(ii) Lender agrees that during the Forbearance Period and provided that no uncured Event of Default has occurred hereunder, it shall forbear from taking any action to file or enforce the Confession.

8. **Legal Fees and Costs**. Borrower agrees to reimburse Lender for all legal fees (whether or not any such attorneys are regularly salaried employees of Lender, any parent corporation or any subsidiary or affiliate thereof) and other reasonable costs incurred by Lender upon receipt of an invoice advising Borrower of said outstanding legal fees (including without limitation, costs of Lender's appraisers, inspectors and examiners).

9. **Default**. An occurrence of any one of the Events of Default set forth in Paragraph Numbered "10" shall entitle Lender to immediately pursue all rights and remedies

available to Lender at law or equity without further notice except as may be otherwise specifically provided for herein and without any requirement to post a bond or other security to enforce the Loan Documents in accordance with their terms and to collect any unpaid Outstanding Amounts due and owing hereunder including filing the Confession provided for in Paragraph Numbered "7". It is specifically agreed that in addition to filing the Confession, and without prejudice to any of Lender's other rights and remedies, at law or in equity, to enforce this Forbearance Agreement and the Loan Documents, in the Federal or State Courts of New York located in New York City, or in any other courts of any other State of competent jurisdiction, Lender may file an action to enforce this Forbearance Agreement and/or the Loan Documents in any State or Federal Court which has jurisdiction, whereupon Lender shall be entitled to immediate entry of a final judgment in its favor and against the Borrower, including an award of damages for the outstanding amounts herein, less any payments made hereunder upon Execution, plus interest on said amount at the statutory rate permitted in said jurisdiction, which judgment shall accrue interest at the statutory rate of interest permitted in said jurisdiction or at the Default Interest Rate set forth in the Loan Agreement, whichever is greater.

IN THE EVENT AN ACTION TO ENFORCE THIS FORBEARANCE AGREEMENT IS FILED, THE BORROWER EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY.

10. **Events of Default**. An Event of Default under this Forbearance Agreement, entitling Lender to terminate its forbearance hereunder, file the Confession and exercise all rights and remedies in accordance to Lender pursuant to the Loan Documents at law or in equity, shall mean the occurrence of any of the following:

(a) the failure of the Borrower to timely comply with and perform all financial and/or other obligations enumerated in Paragraph Numbered "5" of this Forbearance Agreement (or any Sub-Paragraphs thereof) which failure is not cured within fifteen (15) days of giving of written notice;

(b) the failure of the Borrower to timely comply with and perform any and all non-monetary obligations of this Forbearance Agreement which failure is not cured within fifteen (15) days of giving of written notice;

(c) the occurrence of any additional Event of Default pursuant to the Loan Documents separate and distinct from those enumerated herein;

(d) the failure of the Borrower to observe, or timely comply with, or perform any other covenant or term contained in this Forbearance Agreement which failure is not cured within fifteen (15) days of giving of written notice;

(e) if the Borrower files for voluntary bankruptcy protection (or any law similar or analogous in purpose or effect) or if an involuntary bankruptcy petition is filed against the Borrower;

(f) if any warranty or representation made or deemed made by the Borrower in this Forbearance Agreement or any document executed in connection therewith is determined to be false or untrue in any material respect;

(g) if Lender discovers any material misfeasance or malfeasance by Borrower in connection with the Forbearance Agreement;

(h) if any judgment is entered against the Borrower in excess of the sum of $25,000.00 subject to the provisions of 6(A)(viii);

(i) if the Borrower breaches any covenant set forth herein; or in the Loan Documents; and

(j) the occurrence of a material adverse change in the condition or affairs, financial or otherwise, of the Borrower, or any other event or circumstance, such that the Lender, in its sole and good faith discretion, deems itself insecure or that the prospects for timely payment or full payment or performance of any obligation of the Borrower of the obligations, both monetary and non-monetary, have been or may be impaired.

11. **Acceptance of Payments**. Any and all payments delivered to Lender by or on behalf of the Borrower, whether or not required hereunder and whether or not a default has occurred, may nevertheless be accepted by Lender without prejudice to its rights and remedies hereunder.

12. **Amendments and Waivers**.

(a) This Forbearance Agreement cannot be modified, amended, altered, waived, changed or discharged, either orally or by course of dealing between Borrower and Lender. This Forbearance Agreement can only be amended by a written agreement, executed on behalf of the party against whom enforcement of any such waiver, change, modification or discharge is sought.

(b) No delay on the part of Lender in exercising any rights or remedies granted hereunder or in taking any action to compel or enforce payment of the obligations of the Borrower shall operate as a waiver of any such rights or remedies or in any manner prejudice Lender's right against the Borrower. A waiver as to any one default shall in no way be construed as continuing or as preventing the exercise of such rights or remedies with respect to subsequent defaults.

(c) Any rights or remedies provided for in this Forbearance Agreement may be exercised singly or concurrently and in any order which Lender, acting in its sole discretion, may elect.

13. **Expiration of Term of Forbearance**. The forbearance contemplated herein shall terminate no later than the close of business day on **July 27, 2013**.

14. **Release by Borrower**. In consideration of the forbearance granted by Lender pursuant to this Forbearance Agreement, Borrower hereby releases Lender, its successors and assigns, agents, officers, directors, attorneys and employees (collectively, the "Released

Parties"), from any and all claims, damages or causes of action, Borrower and its successors and assigns ever had, have or may claim to have, at any time, against the Released Parties at any time from the beginning of time through the actual date of execution of this Forbearance Agreement (without regard to the date on which this Forbearance Agreement is deemed executed). The Released Parties shall not be liable or responsible to Borrower for any acts or omissions nor for any error of judgment or mistake, whether of law or fact, in connection with this Forbearance Agreement, the Loan Documents and/or the Letter of Credit.

15. **Representation by Counsel**. Borrower acknowledges and agrees that it was given copies of this Forbearance Agreement for review and that it was given ample opportunity to consult with its counsel. Borrower represents that it did consult with counsel and freely and voluntarily elected to proceed to enter into this Forbearance Agreement following such consultation.

16. **Construction/Captions/Severability/Etc.**

(a) This Forbearance Agreement shall be construed so that the masculine shall include the feminine and the singular, the plural, and vice versa.

(b) Any provision hereof which shall be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

(c) Captions have been inserted for convenience of reference, only, and shall not be deemed to constitute part of the substance of this Forbearance Agreement.

(d) Any capitalized term not defined herein shall be defined by the definition for such term set forth in the Loan Documents.

(e) This Forbearance Agreement may be executed in counterparts, each of which, when taken together, shall be deemed one and the same instrument.

17. **Waiver of Jury Trial**. **THE PARTIES HERETO HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THE SUBJECT MATTER HEREOF AND/OR TO THE AGREEMENTS, DOCUMENTS AND INSTRUMENTS OF ANY PARTY EVIDENCING, SECURING AN/OR GOVERNING THE OBLIGATIONS OF THE BORROWER TO LENDER HEREIN.**

18. **Governing Law/Jurisdiction**. This Forbearance Agreement shall be deemed a contract made in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto hereby consent to the jurisdiction of any Federal or State Court located in New York County in the State of New York. The Borrower hereby agrees that service upon them by mail, at the address first written above, shall constitute valid and sufficient service of process of any proceedings instituted by Lender in any court.

19. **Time of Essence**. The Borrower hereby acknowledges that subject only to cure periods as expressly set forth herein, time is of the essence for the full performance by the Borrower of each and every term and condition set forth in this Forbearance Agreement.

20. **Further Assurances**. The parties hereby agree to execute and deliver any and all additional documents reasonably requested by the other parties necessary to effectuate the terms of this Forbearance Agreement including the Confession required pursuant to Paragraph Numbered "7".

21. **Entire Agreement**. This Forbearance Agreement represents the entire agreement between the parties with respect to the subject matter hereof and thereof and supercedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof and thereof. This Forbearance Agreement may not be changed or modified unless done in writing and signed by the party(ies) to be charged.

22. **Counterparts**. This Forbearance Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which together shall constitute but a single document.

23. **Notices**. All notices under this Forbearance Agreement shall be in writing and shall be sent via overnight delivery to the parties indicated below. Notice shall be deemed given when received by a nationwide overnight delivery service addressed to the following parties:

If to Lender:

TD Bank, N.A. as successor by merger to
Commerce Bank, N.A., a National Banking Association
15 Monument Square
Leominster, *MA 01453*
Attn: Ms. Carolyn J. Cote
Vice President
Commercial Workout

With a copy to Lender's attorneys:

Platzer, Swergold, Karlin, Levine, Goldberg & Jaslow, LLP
1065 Avenue of the Americas, 18th Fl.
New York, NY 10018
Attn: Mitchell L. Kaplan, Esq.

If to Borrower:

Fusion Telecommunications International, Inc.
420 Lexington Avenue
Suite # 1718
New York, NY 10170
Attn: Mr. Gordon Hutchins, Jr., President

24. **Authorization to Complete Documents**. The Borrower hereby authorizes Lender and/or its attorneys to complete and insert any missing information, including, but not limited to, dates of execution, of this Forbearance Agreement and all documents executed in connection herewith and to attach any exhibits to any such documents, subsequent to the Borrower's execution thereof. Borrower's counsel will be provided with final and complete copies of all documents.

25. **Sale, Assignment, Etc.** Borrower acknowledges that Lender may sell, assign, securitize or participate interest in all or any part of the obligations to such banks, insurance companies, pension funds, trusts or other Lenders or entities or parties or investors as may be selected by Lender in its sole and absolute discretion (a "Credit Provider") and on terms and conditions satisfactory to Lender in its sole and absolute discretion. In the event that Lender seeks to sell, assign, securitize or participate interest in all or any part of the obligations, then Borrower hereby authorizes Lender to release, without notice to them, all or part of any financial or credit information provided by any of them to Lender to any Credit Provider. Borrower agrees to cooperate in all respects with Lender and any Credit Provider in connection with any such sale, assignment, securitization or participation and shall execute and deliver such estoppels, instruments and documents as may be requested by Lender or such Credit Provider.

26. The Borrower is a party to a factoring agreement with Prestige Capital Corporation (hereinafter "Prestige") pursuant to which the Borrower grants to Prestige a continuing first priority security interest in its accounts receivable (the "Security Interest"). The historic and ongoing grant of the Security Interest may be in violation of the Loan Documents and the terms of this Forbearance Agreement. Notwithstanding the forgoing, and provided that the Borrower complies with its obligations under this Forbearance Agreement and makes the payments described in Paragraph "5' above, as and when required thereby, the Lender hereby agrees that the historic and ongoing grant of the Security Interest to Prestige shall not constitute a default under the Loan Documents or this Forbearance Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have set their hands and seals and/or caused this Forbearance Agreement to be signed by their proper corporate or company officers or representatives the day and year first written above.

ACKNOWLEDGED AND AGREED:

Lender:	**Borrower:**
TD Bank, N.A., as successor by merger to Commerce Bank, N.A., a National Banking Association	**Fusion Telecommunications International, Inc.**
By: ____________ VP	By: ____________
Name: Carolyn Cote	Name: Gordon Hutchins, Jr.
Title: Vice President, Commercial Workout	Title: President

STATE OF FLORIDA)
) ss.:
COUNTY OF BROWARD)

On the 29 day of March, 2012, before me the undersigned, personally appeared Gordon Hutchins, Jr., known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the foregoing instrument.

Louise Jaffe
Notary Public

LOUISE JAFFE
MY COMMISSION # EE 003533
EXPIRES: October 23, 2014
Bonded Thru Notary Public Underwriters

STATE OF MASSACHUSETTS)
) ss.:
COUNTY OF Worcester)

On the 27th day of ~~March~~ April, 2012, before me the undersigned, personally appeared Carolyn Cote, known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the foregoing instrument.

Kim Christian
Notary Public

Kim E. Christian
Notary Public
My Commission Expires March 26, 2015
Commonwealth of Massachusetts

Schedule A

ACTIONS, SUITS, PROCEEDINGS OR INVESTIGATIONS

Schedule B

Other Bank Accounts of the Borrower

Accounts at JP Morgan Chase:

777-390515 Operating Account

777-763281 Money Market

114-789592 Merchant

Schedule C

Confession of Judgment